Exhibit 5.1
CA106021.1
17 June 2010

To:	Board of Directors
James Hardie Industries SE
Europa House,
Second Floor,
Harcourt Centre,
Dublin 2

Re:	James Hardie Industries SE Post-Effective Amendment to registration statements on Form S-8 in relation to the Plans (as defined below)
Dear Sirs,
1.	Basis of Opinion
1.1	We are acting as Irish counsel to James Hardie Industries SE, a European public company (Societas Europaea) limited by shares (the “Company”), currently registered under the laws of Ireland, with its registered office at Europa House, Second Floor, Harcourt Centre, Dublin 2, in connection with the post-effective amendment No. 2 to the registration statement with the file number 333-153446 (the “Post Effective Amendment) on Form S-8 to be filed with the United States Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the ordinary shares with nominal value of €0.59 per share of the Company (the “Shares”) that may be delivered pursuant to the Amended and Restated James Hardie Industries SE Managing Board Transitional Stock Option Plan 2005 and the Amended and Restated James Hardie Industries SE Supervisory Board Share Plan 2006, each as amended and restated on 17 June 2010 in order to comply with Irish law following the recent transfer of the Company’s registered office to Ireland from The Netherlands (the “Plans”).

1.2	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.3	This Opinion is also strictly confined to:
(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter; and

(b)	the Plan Documents (as defined in the Schedule).

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Plans other than the Plan Documents.

1.4	For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Plan Documents.

1.5	For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on 17 June 2010 on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator.

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date.
2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that when the Shares have been issued (and, if required, paid for in cash) pursuant to and in accordance with the terms and conditions referred to or summarized in the Plans, the Shares will be validly issued, fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

The Post-Effective Amendment and the Plans
3.1	that when filed with the SEC, the Post-Effective Amendment will not differ in any material respect from the draft that we have examined;

3.2	that no Shares will be issued before the Plans have been amended and restated in the manner shown in the drafts we have examined together with any other amendments as may be required to render the Plans effective under Irish law from time to time.

3.3	that (if required under the terms of any of the Plans) any awards granted under any Plan will be in consideration of the receipt by the Company prior to the issue of the Shares pursuant thereto of cash at least equal to the nominal value of such Shares and that where Shares are issued under any Plan without the requirement for the payment of cash consideration by the relevant beneficiary, then such shares shall either be fully paid up by the Company or one of its subsidiaries in a manner permitted by section 60(12)(e) of the Companies Act 1963 (as amended) and within the time permitted by Section 29(1) of the Companies (Amendment) Act 1983 or issued for consideration as set out in Section 30(2) of the Companies (Amendment) Act 1983;

3.4	that the filing of the Post-Effective Amendment with the SEC has been authorized by all necessary actions under all applicable laws other than Irish law;

3.5	that the exercise of any options granted under the Plans and the issue of the Shares upon exercise of such options (and the issue of the Shares in connection with any other awards granted under the Plans) will be conducted in accordance with the terms and the procedures described in the Plans and the applicable award certificate;
Authenticity and bona fides
3.6	the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.7	where incomplete Plan Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Plan Documents correspond in all respects with the last draft of the complete Plan Documents submitted to us;

3.8	that prior to the issue of any Shares under the Plans, the Plan Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;
Accuracy of searches and warranties
3.9	the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.5 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.10	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Plan Documents;
Commercial Benefit
3.11	that the Plan Documents have been or will be entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.
4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Post-Effective Amendment to be filed with the SEC. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.
Yours faithfully,
/s/ ARTHUR COX

SCHEDULE
Plan Documents
1.	A copy of the form of the Post Effective Amendment to be filed by the Company with the SEC.

2.	A copy of each of the Plans as each Plan will stand following amendment and restatement on or about 17 June 2010.

3.	A copy of the memorandum and articles of association of the Company which will become effective once the Company has transferred its registered office to Ireland.

4.	A certificate from Marcin Firek, legal counsel to the Company confirming that the Company has sufficient share capital to issue the required number of Shares under the Plans, and all required corporate authorisations have been obtained (i) to implement the amendment and restatement of the Plans on 17 June 2010; and (ii) to approve the issue of the Shares by the board of directors of the Company pursuant to the Plans.

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